Exhibit 10.1

FORM OF RESTRICTED SHARE AWARD AGREEMENT

THIS RESTRICTED SHARE AWARD AGREEMENT (this “Agreement”), made as __________, 20___, is by and between Hines Global REIT, Inc., a Maryland corporation (the “Company”), and ___________ , an independent director of the Company (the “Director”).

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the Director and each of the Company’s other independent directors, as of the date of each annual meeting of the Company’s stockholders at which the director is re-elected to serve as an independent director of the Company, commencing with the 20__ annual meeting of the Company’s stockholders (the “20__ Annual Meeting”), will automatically be granted shares of the Company’s common stock, par value $.001 per share (“Common Stock”) as set forth below; and

WHEREAS, such shares of Common Stock are subject to certain vesting and transfer restrictions as set forth herein.

NOW, THEREFORE, the Company and the Director agree as follows:

1. Grant of Shares. Subject to the terms, conditions and restrictions of this Agreement, as of each of (i) _______ __, 20__, the date of the initial grant (the “Initial Grant Date”), and (ii) the date of each annual meeting of the Company’s stockholders thereafter at which the Director is elected as an independent director of the Company (each an “Annual Grant Date”, and together with the Initial Grant Date, each a “Grant Date”), the Director was or will be, as applicable, automatically granted $__,___ in shares of duly authorized, validly issued, fully paid and non-assessable Common Stock (the “Shares”). The number of Shares to be granted shall be determined by dividing $__,___ by the net asset value per share of the Company’s common stock that was most recently disclosed by the Company on or before the applicable Grant Date. Pursuant to Sections 2 and 3 of this Agreement, the Shares are subject to certain restrictions, which restrictions and possible risk of forfeiture will expire in accordance with the provisions of Sections 2, 3 and 4 hereof. During the period that Shares remain subject to any of the restrictions under this Agreement, the Shares will be referred to herein as “Restricted Shares”.
2. Restrictions on Transfer. The Director shall not sell, assign, transfer, pledge, exchange, encumber, hypothecate or otherwise dispose of the Restricted Shares, at any time during the period (the “Non-Assignment Period”) that begins on the applicable Grant Date for the Restricted Shares and ends on the earlier of (i) the second anniversary of the Grant Date applicable to the Restricted Shares, and (ii) the date on which Director’s Continuous Service (as defined in Appendix A) terminates by reason of the Director’s death or Disability (as defined in Appendix A). Any attempted sale, assignment, transfer, pledge, exchange, encumbrance, hypothecation or other disposition of the Restricted Shares at any time during the Non-Assignment Period or otherwise in violation of this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.
3. Vesting. Subject to the terms of this Agreement, the Restricted Shares shall vest and become non-forfeitable as follows (but the Shares shall remain subject to the restrictions under Section 2 hereof until the last day of the Non-Assignment Period):

(a) One hundred percent (100%) upon the first anniversary of the applicable Grant Date (i.e., upon the first anniversary of the Initial Grant Date with respect to the Restricted Shares granted on the Initial Grant Date and upon the first anniversaries of each applicable Annual Grant Date for any Restricted Shares granted to the Director on the date of an annual meeting of the Company’s stockholders), subject in each case to the Director remaining in Continuous Service through and until such vesting date.

(b) One hundred percent (100%) upon a termination of the Director’s Continuous Service (as defined on Appendix A) by reason of the Director’s death or Disability (as defined in Appendix A);

(c) One hundred percent (100%) on the effective date of the consummation of a Change in Control (as defined in Appendix A), subject to the Director’s remaining in Continuous Service (as defined in Appendix A) through and until such vesting date.

(d) There shall be no proportionate or partial vesting in the periods prior to the applicable vesting dates and all vesting will occur only on the appropriate vesting date.

4. Forfeiture. If the Director’s Continuous Service (as defined in Appendix A) terminates for any reason, the Director shall automatically forfeit any Restricted Shares that have not previously vested on or before the termination of Continuous Service and that do not become vested pursuant to Sections 3(b) or (c) by reason of such termination of Continuous Service, and the Company shall reacquire and cancel such forfeited Restricted Shares for no consideration. In addition, the Company may, in its discretion require that the Director repay to the Company the amount of any cash or other distributions received by the Director with respect to any Restricted Shares that are so forfeited.

5. Rights as a Holder of Restricted Shares. From and after the Grant Date, the Director shall have, with respect to the Restricted Shares, all of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote the Shares, to receive and, except as otherwise provided in Section 4 hereof, retain all regular cash distributions payable to holders of Shares of record on and after the Grant Date (although such distributions will be treated, to the extent required by applicable law, as additional compensation for tax purposes), and to exercise all other rights, powers and privileges of a holder of Shares with respect to the Restricted Shares, with the exception that: (i) to the extent the Company issues a dividend in the form other than a cash distribution, including in the form of Shares or other property, such dividend will be subject to the same restrictions that are then applicable to the Restricted Shares and this Agreement and such restrictions will expire at the same time as the restrictions on the Restricted Shares expire; and (ii) the Director may not sell, assign, transfer, pledge, exchange, encumber, hypothecate or otherwise dispose of the Restricted Shares during the Non-Assignment Period.

6. Taxes; Section 83(b) Election Shall Not Be Made; No Guaranty of Section 409A Compliance.
(a) The Director shall be solely responsible for all applicable foreign, Federal, state, local or other taxes with respect to the Restricted Shares; provided, however, that at any time the Company is required to withhold any such taxes, the Director acknowledges that (i) no later than the date on which any Restricted Shares will have become vested, the Director shall pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state, local or other taxes of any kind required by law to be withheld with respect to any Restricted Shares which will have become so vested; (ii) the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Director any Federal, state or local or other taxes of any kind required by law to be withheld with respect to any Restricted Shares which will have become so vested, including that the Company may, but shall not be required to, sell a number of Restricted Shares sufficient to cover applicable withholding taxes; and (iii) in the event that the Director does not satisfy (i) above on a timely basis, the Company may, but shall not be required to, pay such required withholding and, to the extent permitted by applicable law, treat such amount as a demand loan to the Director at the maximum rate permitted by law, with such loan, at the Company’s sole discretion and provided the Company so notifies the Director within thirty (30) days of the making of the loan, secured by the Restricted Shares and any failure by the Director to pay the loan upon demand will entitle the Company to all of the rights at law of a creditor secured by the Restricted Shares. The Company may hold as security any certificates representing any Restricted Shares and, upon demand of the Company, the Director shall deliver to the Company any certificates in his or her possession representing the Restricted Shares together with a stock power duly endorsed in blank.

(b) As a condition to each grant of Restricted Shares pursuant to this Agreement, the Director covenants and agrees that the Director shall not make an election under Section 83(b) of the Code, or any corresponding provisions of state tax laws, to be taxed on the value of the Restricted Shares on the Grant Date, and if the Director, attempts to make any such election, the Company, in its sole discretion, may revoke and cancel the award of the Restricted Shares for no consideration.

(c) Although the Company makes no guarantee with respect to the tax treatment of the Restricted Shares, the award of Restricted Shares pursuant to this Agreement is intended to be exempt from Section 409A of the Code and will be limited, construed and interpreted in accordance with such intent. With respect to any distributions and other property issued in respect of the Shares, however, this Agreement is intended to comply with, or to be exempt from, the applicable requirements of Section 409A of the Code and will be limited, construed and interpreted in accordance with such intent. In no event whatsoever will the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on the Director by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

7. No Obligation to Continue Service. This Agreement is not an agreement of employment or service. Neither the execution of this Agreement nor the issuance of the Restricted Shares hereunder constitute an agreement by the Company to employ or retain, or to continue to retain, the Director during the entire, or any portion of, the term of this Agreement, including, but not limited to, any period during which any Restricted Shares are outstanding, nor does it modify in any respect the Board’s right to modify the Director’s compensation and the right of the Company’s stockholders to terminate the Director’s service on the board.

8. Legend. In the event that a certificate evidencing the Restricted Shares is issued, the certificate representing the Restricted Shares will have endorsed thereon the following legends:

(a) “THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND HINES GLOBAL REIT, INC. (THE “COMPANY”) DATED AS OF ______________, 20___. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(b) Any legend required to be placed thereon by applicable blue sky laws of any state.

Notwithstanding the foregoing, in no event will the Company be obligated to issue a certificate representing the Restricted Shares prior to vesting as set forth in Section 3 hereof.

9. Securities Representations. The Shares are being issued to the Director and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Director.

The Director acknowledges, represents and warrants that:

(a) the Director has been advised that the Director may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”), currently or at the time the Director desires to sell the Shares following the vesting of the Restricted Shares, and in this connection the Company is relying in part on the Director’s representations set forth in this section.

(b) If the Director is deemed an affiliate within the meaning of Rule 144 of the Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares.

(c) The Company is under no obligation to register the Shares (or to file a “re-offer prospectus”).

(d) If the Director is deemed an affiliate within the meaning of Rule 144 of the Act, the Director understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

10. Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Director for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Director, may in the name and stead of the Director, make and execute all conveyances, assignments and transfers of the Restricted Shares provided for herein, and the Director hereby ratifies and confirms that which the Company, as said attorney-in-fact, will do by virtue hereof. Nevertheless, the Director will, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.

11. Miscellaneous.

(a) This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Director may not assign this Agreement or any of the Director’s rights, interests or obligations hereunder.

(b) This award of Restricted Shares will not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
(c) The Director agrees that the award of the Restricted Shares hereunder is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.
(d) No modification or waiver of any of the provisions of this Agreement will be effective unless in writing and signed by the party against whom it is sought to be enforced.

(e) This Agreement may be executed in one or more counterparts (including by facsimile transmission), each of which will be deemed an original, but all of which together will constitute one and the same instrument.
(f) The failure of any party hereto at any time to require performance by another party of any provision of this Agreement will not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement will not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
(g) The headings of the sections of this Agreement have been inserted for convenience of reference only and will in no way restrict or modify any of the terms or provisions hereof.

(h) All notices, consents, requests, approvals, instructions and other communications provided for herein will be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, addressed, in the case of the Company to the President of the Company at the principal office of the Company and, in the case of the Director, at the address most recently on file with the Company.

(i) This Agreement will be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Maryland without reference to rules relating to conflicts of law.

(j) If any provision of this Agreement will be held invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions hereof, and this Agreement will be construed and enforced as if such provisions had not been included.

(k) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein) and supersedes any prior agreements between the Company and the Director.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HINES GLOBAL REIT, INC.

By:
Name:
Title:

INDEPENDENT DIRECTOR

[Name]

APPENDIX A

“Change in Control” means and includes any of the following events:

(a) any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration; or

(b) any transaction pursuant to which Persons who are not current stockholders of the Company acquire by merger, consolidation, reorganization, division or other business combination or transaction, or by a purchase of an interest in the Company, an interest in the Company so that after such transaction, the stockholders of the Company immediately prior to such transaction no longer have a controlling (i.e., 50% or more) voting interest in the Company.

“Continuous Service” means the absence of any interruption or termination of service as a director. Continuous Service shall not be considered interrupted in the case of (i) sick leave approved by the Board or (ii) any other leave of absence as approved by the Board or the chief executive officer of the Company. However, notwithstanding anything in the foregoing to the contrary, the Board shall have complete and absolute discretion to determine whether a director is in the Continuous Service of the Company at any time.

“Disability” means the Director is unable to satisfactorily perform his duties and responsibilities as a member of the Board of Directors of the Company by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a period of not less than 12 months.